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                                                                    EXHIBIT 21.1

                           LIST OF SUBSIDIARIES OF


       Name            State of Incorporation           DBAs
- ------------------     ----------------------           ------------
eFax.com               Delaware
SureTalk.com, Inc.     Delaware                         Fax4Free.com